UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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WAFERGEN BIO-SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

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ISS and Glass Lewis Proxy Advisory Services Recommend WaferGen Bio-systems
Stockholders Vote “FOR” Proposed Merger with Takara Bio

WaferGen Urges Stockholders to Vote “FOR” the Proposed Merger

•	Stockholders are reminded every vote will count. If you have not voted immediately call Kingsdale Shareholder Services at 1-866-581-0512

FREMONT, Calif., Oct. 18, 2016 /PRNewswire/ -- WaferGen Bio-systems, Inc. (Nasdaq: WGBS), a publicly held genomics technology company (“WaferGen”), thanks stockholders for their support of the merger agreement with Takara Bio USA Holdings, Inc. (“Takara Bio”) and urges stockholders who have not yet voted to vote immediately “FOR” the proposed merger. WaferGen encourages all stockholders to read the definitive proxy statement that was previously mailed to you for a discussion of the proposed merger, the merger agreement and the process that led to the proposed merger, as well as the reasons of the WaferGen board in deciding to sign the merger agreement and recommend the merger to stockholders.

Leading independent advisory firms Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. LLC (“Glass Lewis”) recommend stockholders of WaferGen vote in favor of the merger. ISS summarized its recommendation to support as follows: “…support FOR this proposal is warranted given the robust sales process, the significant additional funding required by the company to continue its operations, and the opportunity for stockholders to participate in any upside in the company’s performance in FY2016.” Additionally Glass Lewis said they believe that WaferGen’s board has taken reasonable steps prior to entering into the proposed transaction which they have determined is in the best interest of stockholders.

The board of directors of WaferGen unanimously recommends that stockholders vote “FOR” the proposal to adopt the merger agreement with Takara Bio and the other proposals set forth in the definitively proxy statement. Your vote is extremely important and your shares cannot be voted unless you give your specific instructions.

CASH CONSIDERATION TO STOCKHOLDERS

1.
Through the merger WaferGen stockholders are expected to receive cash consideration. As described in the proxy statement, the consideration to be paid by Takara Bio will be determined primarily by a formula based on WaferGen’s consolidated revenues for the year ending December 31, 2016 and on certain specified deductions. Accordingly, stockholders should be aware that WaferGen expects consolidated 2016 revenues will be between $10 million and $12 million. The proxy statement provides illustrative calculations based on, among other things, a $9.0 million 2016 revenue level and illustrative deductions of $7.61 million and $4.20 million showing per share consideration of $1.0000 and $1.1409.

2.
Merger consideration per share of $1.0000 and $1.1409 would represent a premium of 82% and 107%, respectively, over WaferGen’s closing stock price of $0.55 on May 12, 2016, the last day of trading before the announcement of the merger.

3.
WaferGen’s future as a standalone entity if the merger agreement fails is uncertain. WaferGen’s revenues have been insufficient to support the development and commercialization of its products to date. WaferGen expects to continue to generate losses in the near-term. Further, based on discussions with potential sources of financing the prospects for obtaining additional needed financing on favorable terms are doubtful. Given WaferGen’s need for additional funding, the WaferGen board believes the cash consideration payable in the merger is highly preferable to alternatives that would likely be significantly dilutive to stockholders.

4.	WaferGen’s independent third party financial advisor, Torreya Partners, has opined that the merger consideration is fair to stockholders from a financial point of view.

5.
Upon the advice of its independent third party advisors and through arm’s length negotiations, the WaferGen board has concluded that the price to be paid by Takara Bio was at or very close to the highest price per share that Takara Bio, the only party to make a viable bid, was willing to pay for WaferGen.

THE TAKARA BIO MERGER IS THE ONLY VIABLE SALE OPTION

Despite speculation to the contrary, no other transaction or better offer has been presented to WaferGen and remains outstanding. In fact, as described in the proxy statement, over a four month period from February to May 2016, third parties expressed only limited interest in acquiring WaferGen despite the efforts of the board of directors and WaferGen’s financial advisor during a strategic review process. Only one party other than Takara Bio submitted a transaction proposal; however, that proposal was withdrawn. Only the Takara Bio offer emerged from this process and no other offer has emerged in the five months since this transaction became public in May 2016.

In February 2016, while not yet determining to pursue a strategic transaction, the board approved and authorized WaferGen’s engagement of Torreya as a financial advisor to identify, explore and evaluate strategic options for WaferGen, including the potential acquisition of new assets or disposition of current assets as well as a potential merger transaction through which either WaferGen would be combined with another company or be acquired for cash. In conjunction with its review of strategic options, WaferGen’s board of directors considered the prospects of WaferGen continuing as a standalone entity, which included consideration of WaferGen’s financing requirements and potential options to satisfy those requirements.

During February 2016, the strategic committee and Torreya had several discussions about companies that could be interested in a transaction to acquire WaferGen. During these discussions, the parties considered numerous types of potential strategic partners and a master list of target companies was prepared. From February through April 2016, Torreya engaged with a wide variety of possible strategic partners and acquirers, contacting a total of 49 companies in the process. A total of nine companies expressed preliminary interest in considering a business combination transaction with WaferGen. Of these, four entered into confidentiality agreements and received a confidential presentation and were granted access to WaferGen’s online data room. Only Takara Bio and one other party submitted proposals, and the party other than Takara Bio subsequently withdrew its bid.

SIGNIFICANT DOWNSIDE RISK IF MERGER IS NOT COMPLETED

WaferGen believes funds available at September 30, 2016, along with expected revenue, are sufficient to fund operations into 2017. To continue our operations thereafter, WaferGen will require additional funding. If the merger is approved by stockholders, WaferGen will be able to draw funds under the deposit agreement with Takara Bio which would be expected to be sufficient to fund the company’s operations through the closing of the merger. If the merger is not approved by stockholders and consummated, WaferGen will need to immediately seek to raise cash to be able to continue its operations which would likely be significantly dilutive to WaferGen’s stockholders or feature other unfavorable terms.

Stockholders who have not yet voted are reminded every vote will count no matter how many shares you own. Stockholders with questions are encouraged to call WaferGen’s information agent and strategic shareholder services advisor, Kingsdale Shareholder Services at 1-866-581-0512 or contactus@kingsdaleshareholder.com.

WaferGen’s stockholders of record as of September 15, 2016 are permitted to vote.

Please be advised that not voting is the same as voting against. Given that 50% +1 of the outstanding shares as of record date are required to approve this merger, every vote counts.
Doing nothing is the same as voting against the merger.

Advisors
Torreya Partners acted as financial advisor to WaferGen. GCA Savvian acted as financial advisor to Takara Bio.  Morrison & Foerster LLP acted as legal counsel to Takara Bio while K&L Gates LLP acted as legal counsel for WaferGen. Kingsdale Shareholder Services is acting as information agent and strategic shareholder services advisor.

About WaferGen
WaferGen Bio-systems, Inc. is a biotechnology company that offers innovative genomic technology solutions for single-cell analysis and clinical research. The ICELL8™ Single-Cell System is a first of its kind system that can isolate thousands of single cells and processes specific cells for analysis, including Next Generation Sequencing. The system has demonstrated unbiased isolation of single cells from solid tumors, brain cells, pulmonary airway cells, and multiple cell lines. The SmartChip™ platform can be used for profiling and validating molecular biomarkers, and can perform massively-parallel singleplex PCR for one-step target enrichment and library preparation for clinical NGS. The Apollo 324™ system can be used to process DNA and RNA from clinical samples to next generation sequencing ready libraries. These technologies offer a powerful set of tools for biological analysis at the molecular and single-cell level in the life sciences, pharmaceutical, and clinical laboratory industries.

About Takara Bio USA, Inc.
Takara Bio USA, Inc. (formerly Clontech Laboratories, Inc.), a subsidiary of Takara Bio Inc., develops, manufactures, and distributes a wide range of life science reagents and kits under the Takara®, Clontech®, and Cellartis® brands. Key products include SMART® cDNA synthesis kits for a variety of samples and applications, including NGS; high-performance qPCR and PCR reagents (including the Takara Ex Taq®, Takara LA Taq®, Titanium®, and Advantage® enzymes); Cellartis stem cells and stem cell reagents; RT enzymes and SMART library construction kits; the innovative In-Fusion® cloning system; Guide-it™ gene editing tools; Tet-based inducible gene expression systems; and Living Colors® fluorescent proteins. These and other products support applications including NGS; gene discovery, regulation, and function studies; protein expression and purification; RNAi, gene editing, and stem cell studies; and plant and food research. For more information, visit www.clontech.com. For specific information about Clontech NGS kits, please visit www.clontech.com/NGS.

About Takara Bio Inc.
Takara Bio Inc. is an innovative biotechnology company based in Shiga, Japan. As a world leader in biotechnology research and development, Takara Bio was the first company to market PCR technology in Japan and is also the developer of the RetroNectin® reagent, which is used as a world standard in gene therapy protocols. In addition to providing research reagents and equipment to the life science research market, Takara Bio has active research and product development activities in the fields of gene and cell-based therapy and agricultural biotechnology; and is committed to preventing disease and improving the quality of life for all people through the use of biotechnology. Through strategic alliances with other industry leaders, Takara Bio aims to extend its reach around the world. More information is available at www.takara-bio.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms.  Forward-looking statements in this press release may address the following subjects among others: statements regarding the anticipated closing of the Takara Bio merger agreement, sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses, expected cash usage, our expectations regarding our development of future products including single cell analysis technologies and our expectations concerning our competitive position and business strategy.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the proxy statement for the special meeting as well as in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It
WaferGen has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”), as well as other relevant documents concerning the proposed merger with Takara Bio USA. The Proxy Statement was first sent or given to the stockholders of WaferGen on or about September 23, 2016 and contains important information about the merger agreement, its related transactions and other related matters. This communication may be deemed to be solicitation material in respect of the proposed merger with Takara Bio. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Copies of documents filed by WaferGen with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the Proxy Statement from WaferGen by going to WaferGen’s Investors page on its corporate website at www.wafergen.com.

Participants in the Solicitation
WaferGen and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding WaferGen’s directors and executive officers is available in the Proxy Statement as is other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise.

CONTACT INFORMATION:

Media:

Kingsdale Shareholder Services
Ian Robertson
Executive Vice President, Communication Strategy
888.683.6007
irobertson@kingsdaleshareholder.com

Stockholders:
Kingsdale Shareholder Services
1-866-581-0512
contactus@kingsdaleshareholder.com